Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262462

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 1, 2022)

Up to $2,000,000 and $40,000 in shares of Class A Common Stock

and

Up to an additional $8,160,000 in shares of Class A Common Stock

This prospectus supplement relates to the issuance and sale of up to an initial amount of $2,000,000 (the “Initial Purchase Amount”) in shares of the Class A Common Stock, par value $0.0001 per share (“Common Stock”), of Motorsport Games Inc. (“Company”, “Motorsport Games”, “us” or “we”) to Alumni Capital LP (“Alumni Capital”) from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time these securities are offered pursuant to the purchase agreement between the Company and Alumni Capital, dated as of December 9, 2022 (the “Purchase Agreement”), and of an additional $40,000 in shares of Common Stock (the “Initial Commitment Shares”) issued to Alumni Capital as commitment shares under the Purchase Agreement. At any time prior to December 31, 2023, the Company may increase the Initial Purchase Amount to up to $10,000,000 in shares of Common Stock (together with the Initial Purchase Amount, the “Purchase Shares”), in which case shares of Common Stock equal to two percent of such increase (together with the Initial Commitment Shares, the “Commitment Shares”) will be issued to Alumni Capital as commitment shares. This prospectus supplement also covers the resale of the Purchase Shares and the Commitment Shares by Alumni Capital to the public. See “The Alumni Capital Transaction” for a description of the Purchase Agreement.

Alumni Capital is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). The registration of the shares hereunder does not mean that Alumni Capital will actually purchase or that the Company will actually issue and sell all or any of the $10,000,000 in Purchase Shares (assuming that the Company exercises its option to increase the Initial Purchase Amount) being registered pursuant to this prospectus supplement.

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MSGM.” On December 8, 2022, the closing sale price of our Common Stock as reported on the Nasdaq was $5.28.

As of December 8, 2022, the aggregate market value of our Common Stock held by our non-affiliates was approximately $2.4 million, based upon 460,803 shares of our outstanding Common Stock held by non-affiliates at the per share price of $5.28, the closing sale price of our Common Stock on Nasdaq on December 8, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (i.e., the aggregate market value of our Common Stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Summary — Emerging Growth Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-8 of this prospectus supplement and page 3 of the accompanying prospectus, and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 9, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus (as supplemented and amended), along with the information contained in any free writing prospectuses we or Alumni Capital have authorized for use in connection with a specific offering. We have not, and Alumni Capital has not, authorized anyone to provide you with different information. We and Alumni Capital take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus (and in any supplement or amendment to this prospectus) or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the shares of Common Stock being offered.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “us,” “our,” “Motorsport Games,” “we,” the “company” and similar designations refer to Motorsport Games Inc., a Delaware corporation, and its consolidated subsidiaries.

We are not, and Alumni Capital is not, making an offer or sale of shares of our Common Stock in any jurisdiction where such offer or sale is not permitted. Neither we, Alumni Capital or any of their representatives are making any representation to you regarding the legality of an investment in our Common Stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Common Stock.

This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the information incorporated herein by reference are the property of their respective owners.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. Motorsport Games does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, contains certain statements, which are not historical facts and are “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are subject to certain risks, trends and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We use words, such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. For example, forward-looking statements include statements we make relating to:

●	our future business, results of operations, financial condition and/or liquidity, including with respect to the ongoing effects of Russia’s invasion of Ukraine, as well as the coronavirus (“COVID-19”) pandemic;

●	new or planned products or offerings, including the anticipated timing of our new product launches under our updated product roadmap, such as our anticipated release of INDYCAR, British Touring Car Championship and Le Mans games in 2023 and 2024;

●	our intentions with respect to our mobile games, including expectations that we will continue to focus on developing and further enhancing our multi-platform games for mobile phones, as well as the anticipated timing of the release of our future mobile games;

●	our plans to strive to become a leader in organizing and facilitating esports tournaments, competitions, and events for our licensed racing games as well as on behalf of third-party racing game developers and publishers;

●	our expectations that the COVID-19 pandemic will not have a material impact on our future business and operations;

●	our intention to expand our license arrangements to other internationally recognized racing series and the platforms we operate on;

●	our expectation that having a broader product portfolio will improve our operating results and provide a revenue stream that is less cyclical based on the release of a single game per year;

●	our plans to drive ongoing engagement and incremental revenue from recurrent consumer spending on our titles through in-game purchases and extra content;

●	our expectation that we will continue to derive significant revenues from sales of our products to a very limited number of distribution partners;

●	our expectation that we will continue to invest in technology, hardware and software to support our games and services, including with respect to security protections;

●	our belief that the global adoption of portable and mobile gaming devices leading to significant growth in portable and mobile gaming is a continuing trend;

●	our intention to continue to look for opportunities to expand the recurring portion of our business;

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●	our liquidity and capital requirements, including, without limitation, as to our ability to continue as a going concern, our belief that we will not have sufficient cash on hand to fund our operations for the remainder of 2022 based on the cash and cash equivalents available as of October 31, 2022 and our average cash burn, our belief that additional funding will be required in order to continue operations, our belief that there is a substantial likelihood that Motorsport Network, LLC (“Motorsport Network”) may not fulfill our future borrowing requests under a $12 million line of credit that it provides to us (the “Line of Credit”), our expectation to use current borrowings under the $12 million Line of Credit for general purposes and working capital, our belief that it will be necessary for us to secure additional funds, whether through a variety of equity and/or debt financing arrangements or similar transactions or implementing cost reductions through cost control initiatives, to continue our existing business operations and to fund our obligations, our expectation to generate additional liquidity through consummating one or more potential equity and/or debt financings, achieving cost reductions by maintaining and enhancing cost control initiatives, such as those that we expect to achieve through our previously announced organizational restructuring (the “2022 Restructuring Program”), and/or adjusting our product roadmap to reduce the near-term need for working capital, as well as statements regarding our cash flows and anticipated uses of cash, as well as our belief that additional funding in the form of potential equity and/or debt financing arrangements or similar transactions are viable options to support our future liquidity needs, provided that such opportunities can be obtained on terms that are commercially competitive and on terms acceptable to us;

●	our expectations that we will continue to incur losses for the foreseeable future as we continue to incur significant expenses;

●	our expectations relating to future impairment of intangible assets;

●	our plans and intentions with respect to our remediation efforts to address the material weaknesses in our internal control over financial reporting;

●	our belief that the outcome of all pending legal proceedings in the aggregate is not reasonably likely to have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows, except as otherwise disclosed in the Q3 2022 Form 10-Q (as defined below), and that in light of the uncertainties involved in legal proceedings generally, the ultimate outcome of a particular matter could be material to the Company’s operating results for a particular period depending on, among other things, the size of the loss or the nature of the liability imposed and the level of the Company’s income for that particular period, including, without limitation, our beliefs regarding the merit of any plaintiff’s allegations and the impact of any claims and litigation that we are subject to;

●	our ability to utilize net operating loss carryforwards;

●	our expectations regarding the future impact of implementing management strategies, potential acquisitions and industry trends;

●	our plans and intentions to regain compliance with the listing requirements of Nasdaq;

●	our intention to continue relying on exemptions from certain corporate governance requirements of Nasdaq as a result of being a “controlled company” within the meaning of the Nasdaq rules and our belief that we may decide in the future to avail ourselves of other controlled company exemptions in accordance with Nasdaq rules; and

●	our expectations regarding the 2022 Restructuring Program, such as: (i) our expectations to eliminate approximately 20% of our overhead costs worldwide; (ii) our expectations regarding the amount and timing of the charges and payments related to the 2022 Restructuring Program; (iii) our expectations that as a result of the 2022 Restructuring Program, we will deliver approximately $4 million of total annualized cost reductions by the end of 2023, with the immediate headcount cost reductions expected to deliver annualized cost reductions of approximately $2.5 million by the end of 2022 and additional actions to be taken during 2022 expected to generate an additional $1.5 million of annualized cost reductions by the end of 2023; (iv) our expectations that total restructuring costs will fall within the previously estimated range of $0.1 million to $0.3 million; and (v) our plans to continue our efforts to achieve further cost reductions.

S-3

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions that are difficult to predict, including, without limitation, sales of shares of Common Stock under the Purchase Agreement impacting the price of our Common Stock, our inability to raise funds under the Purchase Agreement due to certain limitations under the Purchase Agreement, and less than expected results from the proceeds raised from any transaction under the Purchase Agreement. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Important factors that could cause our actual results to differ materially from those projected in any forward-looking statements are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”) and in “Risk Factors” in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 (the “Q3 2022 Form 10-Q”), as updated in our subsequent filings with the SEC. In addition to factors that may be described in our filings with the SEC, including this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, the following factors, among others, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us:

●	difficulties and/or delays in accessing available liquidity, and other unanticipated difficulties in resolving our continuing financial condition and ability to obtain additional capital to meet our financial obligations, including, without limitation, difficulties in securing funding that is on commercially acceptable terms to us or at all, such as our inability to complete in whole or in part any potential debt and/or equity financing transactions or similar transactions, as well as any ability to achieve cost reductions, including, without limitation, those which we expect to achieve through the 2022 Restructuring Program; difficulties, delays or our inability to efficiently manage our cash and working capital; higher than expected operating expenses; adverse impacts to our liquidity position resulting from the higher interest rate and higher inflationary environment; the unavailability of funds from anticipated borrowing sources; the unavailability of funds from our inability to reduce or control costs, including, without limitation, those which we expect to achieve through the 2022 Restructuring Program; lower than expected operating revenues, cash on hand and/or funds available from anticipated borrowings or funds expected to be generated from cost reductions resulting from the implementation of cost control initiatives, such as through the 2022 Restructuring Program; and/or less than anticipated cash generated by our operations; and/or adverse effects on our liquidity resulting from changes in economic conditions (such as continued volatility in the financial markets, whether attributable to COVID-19, Russia’s invasion of Ukraine or otherwise; significantly higher rates of inflation, significantly higher interest rates and higher labor costs; the impact of higher energy prices on consumer purchasing behavior, monetary conditions and foreign currency fluctuations, tariffs, foreign currency controls and/or government-mandated pricing controls, as well as in trade, monetary, fiscal and tax policies), political conditions (such as military actions and terrorist activities) and pandemics and natural disasters; and/or the unavailability of funds from (A) delaying the implementation of or revising certain aspects of our business strategy; (B) reducing or delaying the development and launch of new products and events; (C) reducing or delaying capital spending, product development spending and marketing and promotional spending; (D) selling assets or operations; (E) seeking additional capital contributions and/or loans from Motorsport Network, the Company’s other affiliates and/or third parties; and/or (F) reducing other discretionary spending;

S-4

●	difficulties, delays or less than expected results in achieving our growth plans, objectives and expectations, such as due to a slower than anticipated economic recovery and/or our inability, in whole or in part, to continue to execute our business strategies and plans, such as due to less than anticipated customer acceptance of our new game titles, our experiencing difficulties or the inability to launch our games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch our games, including, without limitation, higher than expected labor costs;

●	difficulties, delays in or unanticipated events that may impact the timing and scope of new product launches, such as due to difficulties or delays in using its product development personnel in Russia due to Russia’s invasion of Ukraine and the related sanctions and/or more restrictive sanctions rendering transacting in the region more difficult or costly and/or difficulties and/or delays arising out of any resurgence of the ongoing and prolonged COVID-19 pandemic;

●	less than expected benefits from implementing our management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment (such as the impact on consumer discretionary spending as a result of significant increases in energy and gas prices which have been increasing since early in 2020), a higher interest rate environment, tax increases impacting consumer discretionary spending and or quantitative easing that results in higher interest rates that negatively impact consumers’ discretionary spending, or adverse developments relating to Russia’s invasion of Ukraine;

●	delays and higher than anticipated expenses related to the ongoing and prolonged COVID-19 pandemic;

●	difficulties and/or delays adversely impacting our ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series;

●	difficulties and/or delays adversely impacting our ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies;

●	unanticipated operating costs, transaction costs and actual or contingent liabilities;

●	difficulties and/or delays adversely impacting our ability to attract and retain qualified employees and key personnel;

●	adverse effects of increased competition;

●	changes in consumer behavior, including as a result of general economic factors, such as increased inflation, recessionary factors, higher energy prices and higher interest rates;

●	difficulties and/or delays adversely impacting our ability to protect our intellectual property;

●	local, industry and general business and economic conditions;

●	unanticipated adverse effects on our business, prospects, results of operations, financial condition, cash flows and/or liquidity as a result of unexpected developments with respect to our legal proceedings;

●	difficulties and/or delays or unanticipated developments adversely impacting our ability to regain compliance with the Nasdaq’s listing requirements; and/or

●	difficulties, delays or our inability to successfully complete the 2022 Restructuring Program, in whole or in part, which could result in less than expected operating and financial benefits from such actions, as well as delays in completing the 2022 Restructuring Program, which could reduce the benefits realized from such activities; higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than anticipated annualized cost reductions from the 2022 Restructuring Program and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions.

Additionally, there are other risks and uncertainties described from time to time in the reports that we file with the SEC. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as otherwise required by law. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” herein and under similar headings in the accompanying base prospectus, and the documents incorporated by reference herein and therein. Prospective purchasers of our securities should also carefully read the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which the accompanying prospectus is a part.

Overview

Motorsport Games is a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world, including NASCAR, the iconic 24 Hours of Le Mans endurance race and the associated FIA World Endurance Championship, INDYCAR, the British Touring Car Championship, KartKraft (karting simulation) and rFactor 2 (racing simulation). Through the support of our majority stockholder, Motorsport Network, the mission of which is to be the leading, independent voice for the global motorsport and automotive industries and their fans, Motorsport Games’ corporate mission is to create a virtual racing ecosystem. Our products and services target a large and underserved global motorsport audience.

Started in 2018 as a wholly-owned subsidiary of Motorsport Network, we develop and publish multi-platform racing video games including for game consoles, PCs and mobile platforms through various retail and digital channels, including full-game and downloadable content.

Corporate History and Information

Motorsport Gaming US LLC was organized as a limited liability company on August 2, 2018 under the laws of the State of Florida. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc. in connection with our initial public offering. Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion. On November 9, 2022, at a special meeting of stockholders, our stockholders approved an amendment to our certificate of incorporation to effect a reverse split of our issued and outstanding shares of Class A common stock and Class B common stock at a ratio of 1-for-10 (the “Reverse Stock Split”). Effective with such stockholder approval, our board of directors approved the Reverse Stock Split at a ratio of 1-for-10, with the Reverse Stock Split effective as of November 10, 2022.

Our principal executive offices are located at 5972 NE 4th Avenue Miami, FL 33137, and our telephone number is (305) 507-8799. Our website address is www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Emerging Growth Company

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of Motorsport Games’ IPO, (b) in which Motorsport Games has a total annual gross revenue of at least $1.235 billion, (c) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period, or (d) the date on which Motorsport Games is deemed to be a large accelerated filer, which means the market value of Motorsport Games’ common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter and Motorsport Games is not eligible to use the requirements for smaller reporting companies under the revenue test for the definition of “smaller reporting company” under Rule 12b-2 promulgated under the Exchange Act. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

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The Offering

Issuer	Motorsport Games Inc.

Common stock we are offering	Up to $2,000,000 (which amount may increase to up to $10,000,000 at the Company’s option) in shares of Common Stock that we may sell to Alumni Capital under the Purchase Agreement, from time to time at our sole discretion until December 31, 2023.

$40,000 in shares of Common Stock issued to Alumni Capital as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement. In the event of an increase to the Initial Purchase Amount, shares of Common Stock equal to two percent of such increase will be issued to Alumni Capital as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares.

Common Stock outstanding prior to this offering(1)	1,167,355 shares of Common Stock

Common Stock to be outstanding after offering of Initial Purchase Amount(1)	1,553,717 shares, assuming sale of 378,787 shares at a price of $5.28 per share, which was the closing price of our common stock on Nasdaq on December 8, 2022, and the issuance of 7,575 shares of Common Stock issued to Alumni Capital as commitment shares, and without regard to the 19.99% Exchange Cap described under “The Alumni Capital Transaction” section in this prospectus supplement. The actual number of shares issued will vary depending on the sales prices in this offering, but will not be greater than 373,284 shares representing 19.99% of the aggregate number of shares of Common Stock and Class B Common Stock, combined, outstanding prior to execution of the Purchase Agreement, unless stockholder approval is obtained to issue in excess of such amount.

Common Stock to be outstanding after offering in the event Company chooses to increase the Initial Purchase Amount to $10,000,000(1)	3,099,172 shares, assuming sale of 1,893,939 shares at a price of $5.28 per share, which was the closing price of our common stock on Nasdaq on December 8, 2022, and the issuance of 37,878 shares of Common Stock issued to Alumni Capital as commitment shares, and without regard to the 19.99% Exchange Cap described under “The Alumni Capital Transaction” section in this prospectus supplement. The actual number of shares issued will vary depending on the sales prices in this offering, but will not be greater than 373,284 shares representing 19.99% of the aggregate number of shares of Common Stock and Class B Common Stock, combined, outstanding prior to execution of the Purchase Agreement, unless stockholder approval is obtained to issue in excess of such amount.

Use of proceeds	We intend to use any proceeds that we receive from sales to Alumni Capital under the Purchase Agreement for general corporate purposes, which may include product development and other business purposes. We will not receive any proceeds from the sale of the Commitment Shares. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors you should consider carefully before making an investment decision.

Symbol on The Nasdaq Capital Market	MSGM

(1)	The number of shares of Class A common stock outstanding immediately before this offering is based on 1,167,355 shares of Class A common stock outstanding as of December 9, 2022 and does not include:

	●	80,455 shares of our Class A common stock reserved for issuance under the options, some of which were granted pursuant to our 2021 Equity Incentive Plan (the “2021 Plan”) and some of which were granted outside of the 2021 Plan but were subject to stockholder approval that was previously obtained; and

	●	19,545 shares of our Class A common stock reserved for future issuance of equity awards under our 2021 Plan as of December 9, 2022.

S-7

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to the 2021 Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to the Purchase Agreement

Sales of shares to Alumni Capital under the Purchase Agreement may affect the price of our Common Stock and make it more difficult to raise additional equity capital.

On December 9, 2022, we entered into the Purchase Agreement with Alumni Capital, pursuant to which Alumni Capital has committed to purchase up to $2,000,000 (which amount may increase to up to $10,000,000 at the Company’s option) in shares of our Common Stock. In connection with the execution of the Purchase Agreement, we are issuing $40,000 in shares of Common Stock to Alumni Capital for no cash consideration as an initial fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement. In the event of an increase to the Initial Purchase Amount, shares of Common Stock equal to two percent of such increase will be issued to Alumni Capital for no cash consideration as a fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement. The remaining shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Alumni Capital at our discretion from time to time until December 31, 2023. The purchase price for the shares that we may sell to Alumni Capital under the Purchase Agreement will fluctuate based on the price of our Common Stock.

Sales of shares of our Common Stock, if any, to Alumni Capital will depend upon market conditions and other factors to be determined by us. Therefore, all, some or none of the shares of our Common Stock may be sold to Alumni Capital pursuant to the Purchase Agreement and, after it has acquired shares, Alumni Capital may sell all, some or none of those shares. Sales to Alumni Capital by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Alumni Capital, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.

You may experience future dilution as a result of future equity offerings or the exercise of stock options or warrants.

To raise additional capital, we may in the future offer additional shares of our Common Stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our Common Stock in future transactions may be higher or lower than the price per share paid by investors in this offering. To the extent that outstanding stock options or warrants may be exercised, or other shares issued, you may experience further dilution.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Alumni Capital to purchase up to $2,000,000 (which amount may increase to up to 10,000,000 at the Company’s option) worth of shares of our Common Stock under the Purchase Agreement until December 31, 2023, in amounts up to $500,000 (in the event that the Company selects Purchase Price I) or $1,000,000 (in the event that the Company selects Purchase Price II) in shares of our Common Stock depending on market prices.

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Our ability to sell shares to Alumni Capital and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Alumni Capital at any one time, and a limitation on our ability to sell shares to Alumni Capital to the extent that it would cause Alumni Capital to beneficially own more than 9.99% of our outstanding shares of Common Stock. Additionally, we will only be able to sell or issue to Alumni Capital 373,284 shares (subject to certain reductions and other adjustments pursuant to the Purchase Agreement, the “Exchange Cap”) in total under the Purchase Agreement, which is equal to 19.99% of the aggregate number of shares of Common Stock and shares of the Class B Common Stock, combined, outstanding prior to execution of the Purchase Agreement, unless stockholder approval is obtained to issue in excess of such amount. Therefore, we may not in the future have access to the full amount available to us under the Purchase Agreement, depending on the price of our Common Stock. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our Common Stock currently registered.

The extent we rely on Alumni Capital as a source of funding will depend on a number of factors including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Alumni Capital were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $2,000,000 in shares of our Common Stock under the Purchase Agreement to Alumni Capital (which amount may increase to $10,000,000 at our option), we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Common Stock could be reduced. A financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire Common Stock. These securities could be issued at or below the then prevailing market price for our Common Stock. In addition, although there is a substantial likelihood that Motorsport Network may not fulfill our future borrowing requests under the $12 million Line of Credit (see “Risk Factors” under Part II, Item 1A of the Q3 2022 Form 10-Q), Motorsport Network would have a claim to our assets that would be prior to the rights of stockholders until any borrowings under the $12 million Line of Credit is repaid. If the issuance of new securities results in diminished rights to holders of our Common Stock, the market price of our Common Stock could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include product development and other business purposes. Our management has broad discretion as to the use of such proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might apply these proceeds in ways with which you do not agree, or in ways that ultimately do not yield a favorable return. If our management applies such proceeds in a manner that does not yield a significant return, if any, on our investment of such net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our Common Stock.

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USE OF PROCEEDS

We may receive up to $10,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to Alumni Capital pursuant to the Purchase Agreement after the date of this prospectus supplement (assuming that we exercise our option to increase the Initial Purchase Amount). We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any shares of our Common Stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information. We will not receive any proceeds from the sale of the Commitment Shares.

We intend to use any proceeds that we receive under the Purchase Agreement for general corporate purposes, which may include product development and other business purposes. Pending the use of such proceeds, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

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THE ALUMNI CAPITAL TRANSACTION

On December 9, 2022, we entered into the Purchase Agreement with Alumni Capital. Pursuant to the terms of the Purchase Agreement, Alumni Capital has agreed to purchase from us up to $2,000,000 (which amount may increase to up to $10,000,000 at the Company’s option) in shares of our Common Stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. In connection with the execution of the Purchase Agreement, we are issuing $40,000 in shares of Common Stock to Alumni Capital for no cash consideration as an initial fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement. In the event of an increase to the Initial Purchase Amount, shares of Common Stock equal to two percent of such increase will be issued to Alumni Capital as a fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the shares of Common Stock issuable to Alumni Capital under the Purchase Agreement.

We may, from time to time and at our sole discretion, direct Alumni Capital to purchase shares of our Common Stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our Common Stock at the time of sale as computed under the Purchase Agreement. Alumni Capital may not assign its rights and obligations under the Purchase Agreement.

Under applicable Nasdaq listing rules, in no event may we issue or sell to Alumni Capital under the Purchase Agreement shares of our Common Stock in excess of 373,284 shares (including the Commitment Shares) (the “Exchange Cap”), which represents 19.99% of the shares of our Common Stock and Class B Common Stock, combined, outstanding prior to execution of the Purchase Agreement, unless we obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap. In any event, the Purchase Agreement specifically provides that we are not required to issue, and Alumni Capital has no right to receive, any shares of our Common Stock under the Purchase Agreement if the issuance would violate the rules or regulations of Nasdaq.

The Purchase Agreement also prohibits us from directing Alumni Capital to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Alumni Capital, would result in Alumni Capital and its affiliates exceeding a cap equal to 9.99% (the “Beneficial Ownership Limitation”), of our then issued and outstanding shares of Common Stock.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, we may, from time to time until December 31, 2023, direct Alumni Capital to purchase the number of shares of Common Stock (the “Purchase Notice Shares”) set forth on a written notice from us (the “Purchase Notice”), provided, however, that the amount of Purchase Notice Shares cannot exceed the limitation applicable to the Purchase Notice (as described below) or the Beneficial Ownership Limitation. We will deliver the Purchase Notice Shares concurrently with the delivery of a Purchase Notice, which will be deemed delivered on the same business day if Alumni Capital receives the Purchase Notice Shares and the Purchase Notice by 8:00 a.m., New York time, or on the next business day if Alumni Capital receives the Purchase Notice Shares and the Purchase Notice after 8:00 a.m., New York time (the “Purchase Notice Date”).

For each Purchase Notice, we may select either of the following purchase prices at which to sell the shares of Common Stock subject to such Purchase Notice:

●	Purchase Price Option 1: the lesser of (i) the volume-weighted average price (“VWAP) of the Common Stock for the five business days prior to a Purchase Notice Date multiplied by 90% or (ii) the VWAP of the Common Stock for the Business Day immediately prior to the Purchase Notice Date multiplied by 90%. If Purchase Price Option 1 is selected, Alumni Capital must deliver the applicable purchase price for the Purchase Notice Shares by no later than 5:00 p.m., New York time, on the date that is three business days after the applicable Purchase Notice Date.

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●	Purchase Price Option 2: the lowest daily VWAP of the Common Stock for the four business days after the date the Purchase Notice Date multiplied by 96%. If Purchase Price Option 2 is selected, Alumni Capital must deliver the applicable purchase price for the Purchase Notice Shares by no later than 5:00 p.m., New York time, on the date that is five business days after the applicable Purchase Notice Date.

The limitation applicable to a Purchase Notice where Purchase Price Option 1 is selected is the lesser of (i) $500,000 or (ii) 100% of the median daily trading volume of our Common Stock over the most recent five business days prior to the Purchase Notice Date, as reported by Bloomberg (the “ADTV”). The limitation applicable to a Purchase Notice where Purchase Price Option 2 is selected is the lesser of (i) $1,000,000 or (ii) the greater of (a) 300% of the ADTV or (b) $300,000.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Alumni Capital.

Termination

The Purchase Agreement will automatically terminate on the earlier of December 31, 2023 or upon initiation of insolvency or bankruptcy proceedings by or against us.

No Short-Selling or Hedging by Alumni Capital

Alumni Capital has agreed that neither it nor any of its affiliates acting on its behalf or pursuant to an understanding with it will execute any short-sale of our Common Stock or hedging transaction which establishes a net short position with respect to our Common Stock or any other securities of the Company.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to Alumni Capital under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold until December 31, 2023. The sale by Alumni Capital of a significant number of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Alumni Capital, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Alumni Capital all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Alumni Capital, after Alumni Capital has acquired the shares, Alumni Capital may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Alumni Capital by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Alumni Capital under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Alumni Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Alumni Capital.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Alumni Capital to purchase up to $10,000,000 in shares of our Common Stock (assuming that we exercise our option to increase the Initial Purchase Amount), exclusive of the Commitment Shares being issued to Alumni Capital as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to Alumni Capital under the Purchase Agreement (i) shares of our Common Stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap and (ii) any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Alumni Capital and its affiliates, would exceed the Beneficial Ownership Limitation of 9.99% of our then issued and outstanding shares of Common Stock.

The following table sets forth the amount of gross proceeds we would receive from Alumni Capital from our sale of shares up to the Initial Purchase Amount to Alumni Capital under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Common Stock Issued(2)	Gross Proceeds from the Sale of Shares Under the Purchase Agreement Registered in this Offering
$5.00		365,284	24%	$1,826,420
$5.28	(3)	365,709	23%	$1,930,944
$5.50		363,636	23%	$2,000,000
$6.00		333,333	22%	$2,000,000
$7.00		285,714	20%	$2,000,000

(1)	Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the Initial Purchase Amount, while giving effect to the Exchange Cap and without regard for the Beneficial Ownership Limitation, and excludes the Commitment Shares. We may only issue shares of our Common Stock in excess of the Exchange Cap if we obtain stockholder approval to do so.

(2)	The denominator is based on 1,167,355 shares of Common Stock outstanding as of December 9, 2022, adjusted to include the number of registered shares to be issued if full purchase issuance of the Initial Purchase Amount plus Initial Commitment Shares being issued to Alumni Capital as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement, assuming the average purchase price in the first column. The Exchange Cap represents 19.99% of the aggregate number of shares of Common Stock and Class B Common Stock, combined, outstanding prior to execution of the Purchase Agreement.

(3)	The closing sale price of our shares on December 8, 2022.

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PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) up to $2,000,000 (which amount may be increased to up to $10,000,000 at our option) in shares of our Common Stock that may be issued by us directly to Alumni Capital from time to time until December 31, 2023 and (ii) $40,000 in shares of our Common Stock to Alumni Capital as Commitment Shares, pursuant to the Purchase Agreement and subject to the terms and subject to the conditions set forth therein. In the event that we exercise our option to increase the Initial Purchase Amount, shares of Common Stock equal to two percent of such increase will be issued to Alumni Capital as Commitment Shares, pursuant to the Purchase Agreement and subject to the conditions set forth therein. See “The Alumni Capital Transaction.” This prospectus supplement also covers the resale of such shares of Common Stock by Alumni Capital to the public.

The Purchase Agreement provides that, at any time until December 31, 2023, and at our sole discretion, we may require Alumni Capital to purchase up to $2,000,000 in shares of our Common Stock, which at our option may be increased to up to $10,000,000 in shares. The purchase price per share is based on the market price of our Common Stock at the time of sale as computed under the Purchase Agreement. Alumni Capital may not assign its rights and obligations under the Purchase Agreement. See the section entitled “The Alumni Capital Transaction” above.

Alumni Capital is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Alumni Capital has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on Nasdaq at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Alumni Capital has informed us that each such broker-dealer will receive commissions from Alumni Capital that will not exceed customary brokerage commissions.

We know of no existing arrangements between Alumni Capital and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Alumni Capital.

We have agreed to indemnify Alumni Capital and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act.

Alumni Capital represented to us that at no time prior to the date of the Purchase Agreement has Alumni Capital or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction which establishes a net short position with respect to the Common Stock or any other Company securities. Alumni Capital agreed that during the term of the Purchase Agreement, neither it nor its affiliates acting on its behalf or pursuant to any understanding with it will execute any of the foregoing transactions.

We have advised Alumni Capital that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Alumni Capital, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

Worldwide Stock Transfer, LLC is the transfer agent and registrar for the Common Stock. Our Common Stock is listed on Nasdaq under the symbol “MSGM”.

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LEGAL MATTERS

The validity of the Common Stock being offered hereby was passed upon by Snell & Wilmer L.L.P., Los Angeles, California.

EXPERTS

The audited financial statements as of and for the year ended December 31, 2021 incorporated by reference in the accompanying prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements as of and for the year ended December 31, 2020 incorporated by reference in the accompanying prospectus have been so incorporated by reference in reliance upon the report of Dixon Hughes Goodman LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus supplement.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website at www.sec.gov. We also maintain a website at www.motorsportgames.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for information superseded by information contained in this prospectus supplement or in any subsequently filed incorporated document. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement.

●	the 2021 Form 10-K, filed with the SEC on March 30, 2022;

●	the information specifically incorporated by reference into the 2021 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 10, 2022 and November 18, 2022, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 10, 2022, January 21, 2022, February 10, 2022, March 2, 2022, April 28, 2022, June 9, 2022, June 22, 2022, July 22, 2022, September 8, 2022 (other than with respect to Item 7.01 and Exhibit 99.1), September 15, 2022, October 14, 2022, October 21, 2022, November 10, 2022 (other than with respect to Item 7.01 and Exhibits 99.1 and 99.2), November 14, 2022, November 18, 2022 (other than with respect to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2), and November 29, 2022; and

●	the description of our Class A common stock set forth in our Registration Statement on Form 8-A (File No. 001-39868), filed with the SEC on January 7, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus supplement, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Motorsport Games Inc.

5972 NE 4th Avenue

Miami, FL 33137

Attention: Corporate Secretary

(305) 507-8799

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PROSPECTUS

$100,000,000

Class A Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

and

7,000,000 Shares of Class A Common Stock Offered by Selling Stockholder

We may offer and sell, from time to time in one or more offerings, up to an aggregate amount of $100,000,000 of our Class A common stock, preferred stock, warrants, subscription rights and units, in any combination. In addition, the selling stockholder named in this prospectus may offer and sell, from time to time, up to 7,000,000 shares of our Class A common stock under this prospectus. We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholder.

This prospectus provides you with a general description of the securities offered. Each time we, and if applicable the selling stockholder, offer and sell securities, we or the selling stockholder will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholder may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MSGM.” On January 27, 2022, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $3.40 per share.

As of January 27, 2022, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $15.7 million based on 4,605,564 shares of Class A common stock held by non-affiliates on such date, and based on the last reported sale price of our Class A common stock on the Nasdaq Capital Market on such date of $3.40 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75 million. During the prior 12 calendar month period ending on, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

In addition, under this shelf registration process, the selling stockholder named herein may, from time to time, sell shares of our Class A common stock offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholder of such shares of our Class A common stock.

To the extent required by applicable law, each time we or the selling stockholder sell securities, we or the selling stockholder will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Motorsport Games Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Motorsport Games is a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world, including NASCAR, the iconic 24 Hours of Le Mans endurance race and the associated FIA World Endurance Championship, the British Touring Car Championship, INDYCAR and others. Through the support of our majority stockholder, Motorsport Network, LLC (“Motorsport Network”), whose mission is to be the leading, independent voice for the global motorsport and automotive industries and their fans, Motorsport Games’ corporate mission is to create the preeminent motorsport gaming and esports entertainment ecosystem by delivering the highest quality, most sophisticated and innovative experiences for racers, gamers and fans of all ages. Our products and services target a large and underserved global motorsport audience.

Started in 2018 as a wholly-owned subsidiary of Motorsport Network, we develop and publish multi-platform racing video games including for game consoles, personal computers (PCs) and mobile platforms through various retail and digital channels, including full-game and downloadable content (sometimes known as “games-as-a-service”). Since our formation, our NASCAR video games have sold over one million copies for game consoles and PCs.

Corporate Information

Motorsport Gaming US LLC was organized as a limited liability company on August 2, 2018 under the laws of the State of Florida. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc. in connection with our initial public offering. Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion.

Our principal executive offices are located at 5972 NE 4th Avenue Miami, FL 33137, and our telephone number is (305) 507-8799. Our website address is www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

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Securities That May Be Offered

Issuer	Motorsport Games Inc., a Delaware corporation
Securities Offered
Primary Securities Offered

We may offer up to $100,000,000 of:

● Class A common stock;

● preferred stock;

● warrants;

● subscription rights; and

● units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Secondary Securities Offered	The selling stockholder may offer up to 7,000,000 shares of our Class A common stock.
Use of Proceeds
Primary Offering

We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which includes working capital, potential acquisitions, retirement of debt and other business opportunities, unless otherwise indicated in the applicable prospectus supplement.

Secondary Offering	We will not receive any proceeds from the sale of the shares of our Class A common stock by the selling stockholder
Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	MSGM

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of federal securities laws, including statements that involve expectations, plans or intentions, such as, but not limited to, those relating to:

●	our future business, results of operations, financial condition and/or liquidity, including with respect to the ongoing effects of the COVID-19 pandemic;

●	new or planned products or offerings;

●	our intention to expand our license arrangements to other internationally recognized racing series and the platforms we operate on;

●	our expectation that having a broader product portfolio will improve our operating results and provide a revenue stream that is less cyclical based on the release of a single game per year;

●	our plans to drive ongoing engagement and incremental revenue from recurrent consumer spending on our titles through in-game purchases and extra content;

●	our expectation that we will continue to derive significant revenues from sales of our products to a very limited number of distribution partners;

●	our belief that additions to our existing portfolio of games centered around popular licensed racing series will provide us the opportunity to further grow our esports business by having more titles to produce our esports events;

●	our expectation that we will continue to invest in technology, hardware and software to support our games and services, including with respect to security protections;

●	our intention to continue to look for opportunities to expand the recurring portion of our business;

●	our liquidity;

●	our belief that we may choose to raise additional funds at any time through equity or debt financing arrangements, which may or may not be needed for additional working capital, capital expenditures or other strategic investments, as well as our cash flows and anticipated uses of cash;

●	our beliefs regarding the impact of any claims and litigation that we are subject to;

●	industry trends;

●	potential acquisitions; and

●	management strategies.

We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. These include, but are not limited to, the following principal risks:

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●	If we do not consistently deliver popular products or if consumers prefer competing products, our business may be negatively impacted.

●	Our business and products are highly concentrated in the racing game genre, and our operating results may suffer if consumer preferences shift away from this genre.

●	If we do not provide high-quality products in a timely manner, our business operations, financial performance, financial condition, liquidity, cash flows and/or results of operations may be negatively impacted.

●	The ongoing and prolonged COVID-19 pandemic has impacted our operations and could continue to adversely affect our business operations, financial performance, financial condition, liquidity, cash flows and/or results of operations, the extent of which is uncertain and difficult to predict.

●	Declines in consumer spending and other adverse changes in the economy could have a material adverse effect on our business, financial condition, liquidity, cash flows and/or operating results.

●	We depend on a relatively small number of franchises for a significant portion of our revenues and profits.

●	Our ability to acquire and maintain licenses to intellectual property, especially for sports titles, affects our revenues and profitability.

●	The importance of retail sales to our business exposes us to the risks of that business model.

●	We primarily depend on a single third-party distribution partner to distribute our games for the retail channel, and our ability to negotiate favorable terms with such partner and its continued willingness to purchase our games is critical for our business.

●	We plan to continue to generate a portion of our revenues from advertising and sponsorship during our esports events. If we are unable to attract more advertisers and sponsors to our gaming platform, tournaments or competitions, our revenues may be adversely affected.

●	We are reliant on the retention of certain key personnel and the hiring of strategically valuable personnel, and we may lose or be unable to hire one or more of such personnel, which could adversely affect our ability to achieve our business plans and financial objectives.

●	The success of our business relies heavily on our marketing and branding efforts, and these efforts may not be accepted by consumers to the extent we planned.

●	If we do not adequately address the shift to mobile device technology by our customers, operating results could be harmed and our financial performance, financial condition, liquidity, cash flows and/or growth plans could be negatively affected.

●	Failure to adequately protect our intellectual property, technology and confidential information could harm our business and operating results.

●	Motorsport Network controls more than a majority of our Class A common stock and holds all of Class B common stock and therefore it has the ability to exert significant control over the direction of our business, which could prevent other stockholders from influencing significant decisions regarding our business plans and other matters.

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●	If we are no longer controlled by or affiliated with Motorsport Network, we may be unable to continue to benefit from that relationship, which may adversely affect our operations and have a material adverse effect on us and our financial performance, financial condition, liquidity and/or cash flows.

●	We have incurred significant losses since our inception, and we may continue to experience losses in the future, which could adversely impact our ability to invest in new product development, marketing, advertising and other activities that are important to achieving our business plans and financial objectives.

●	Our limited operating history makes it difficult to evaluate our current business and future prospects, and we may not be able to effectively grow our business or implement our business strategies.

●	We are an emerging growth company and a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to us will make our Class A common stock less attractive to investors.

●	The dual class structure of our common stock may adversely affect the trading market for our Class A common stock.

●	Higher than anticipated payments, costs, expenses and liabilities or other unanticipated consequences arising from pending or future litigation.

●	Less than expected liquidity or the unavailability of additional sources of funds from equity or debt financing arrangements, from less than anticipated cash generated by our operations, from less than expected availability of funds under the promissory note from Motorsport Network, from higher than expected operating expenses (such as higher than expected capital expenditures, debt service payments and costs, cash tax payments, acquisitions, joint ventures and/or licensing arrangements, costs related to litigation, advertising, promotional and marketing activities or for product sales returns by our customers or otherwise), from the inability to efficiently manage cash and working capital and/or from macroeconomic trends, such as higher inflation and interest rates and taxes.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of securities offered by this prospectus for general corporate purposes, which includes working capital, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. The specific allocations of the proceeds we receive from our sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of the shares of our Class A common stock by the selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0.0001 per share, 7,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, we had 11,673,587 shares of Class A common stock and 7,000,000 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our certificate of incorporation, our bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our certificate of incorporation and our bylaws, see “Where You Can Find Additional Information.”

Common Stock

Prior to January 8, 2021, we operated as a Florida limited liability company under the name Motorsport Gaming US LLC. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc.

Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. (the “MSN Initial Class A Shares”) and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 10 votes for each share held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock will vote together as a single class, unless otherwise required by law. Under our certificate of incorporation, approval of the holders of a majority of the Class B common stock will be required to increase or decrease the number of authorized shares of our Class B common stock, and the approval of two-thirds of the Class B common stock will be required to amend or repeal, or adopt any provision inconsistent with, or otherwise alter, any provision of our certificate of incorporation that modifies the voting, par value, conversion or other rights, powers, preferences, special rights, privileges or restrictions of the Class B common stock. In addition, Delaware law could require either holders of our Class A common stock or our Class B common stock to vote separately as a single class in the following circumstances:

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●	if we were to seek to amend our certificate of incorporation to increase or decrease the aggregate number of authorized shares or par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment; and

●	if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A common stock are entitled to dividends when and as declared by our board of directors from funds legally available therefor if, as and when determined by our board of directors in its sole discretion, subject to provisions of law and any provision of our certificate of incorporation, as amended from time to time. The holder of Class B common stock will not be entitled to receive any dividends with respect to the shares of Class B common stock, except dividends payable in shares of Class B common stock or rights to acquire shares of Class B common stock that may be declared and paid to the holder of Class B common stock to proportionally adjust for dividends payable in shares of Class A common stock or rights to acquire shares of Class A common stock that are declared and paid to the holders of Class A common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Class A common stock and any participating preferred stock outstanding at that time will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock. The holder of Class B common stock will not be entitled to receive any liquidation distributions with respect to the shares of Class B common stock.

Fully Paid and Non-Assessable

All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Other Matters

There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to our common stock.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

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We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we may offer. We will describe in the applicable prospectus supplement the terms of the series of preferred stock that we may offer, including, to the extent applicable:

●	the title and stated value;

●	the number of shares we may offer;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if applicable;

●	the provisions for a sinking fund, if applicable;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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Anti-Takeover Provisions

Certain provisions of Delaware law, as well as our certificate of incorporation and our bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions include the items described below. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, which generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented. These provisions may have the effect of delaying, deferring or preventing changes in control of our Company.

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Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Dual Class Stock

As described above in “—Common Stock—Voting,” our certificate of incorporation provides for a dual class common stock structure, which will provide the holder of Class B common stock with significant influence over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets.

Each share of Class A common stock is entitled to one vote, while each share of Class B common stock is entitled to ten votes. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

Board of Directors Vacancies

Our certificate of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect any potential acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

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Removal of Directors

Our certificate of incorporation provides that directors may only be removed for cause and upon the affirmative vote of a majority of the outstanding voting power of our capital stock voting together as a single class.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Charter and Bylaw Provisions

Amendments to our certificate of incorporation will require the approval of two-thirds of the outstanding voting power of our common stock. Our certificate of incorporation and bylaws provide that approval of stockholders holding two-thirds of our outstanding voting power voting as a single class is required for stockholders to amend or adopt any provision of our bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limits on Ability of Stockholders to Act by Written Consent

Our certificate of incorporation and bylaws provide that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Board Classification

Our board of directors is divided into two classes, with an alternating class being elected each year by our stockholders. The directors in each class will serve for a two-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us because it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

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Exclusive Forum

Our certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware; provided that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our certificate of incorporation and bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, these provisions may have the effect of discouraging lawsuits against us or our directors and officers. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been successfully challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Worldwide Stock Transfer, LLC. The transfer agent’s address is One University Plaza, Suite 505, Hackensack, New Jersey 07601 and its telephone number is (201) 820-2008.

Listing

Our Class A common stock is listed on the Nasdaq Capital Market under the trading symbol “MSGM.”

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock or a combination thereof. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants would be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants would be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the date, if any, on and after which the warrants and the related preferred stock or Class A common stock would be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants would commence and the date on which the right would expire;

●	a discussion of certain U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Until any warrants to purchase shares of our Class A common stock or preferred stock are exercised, the holders of the warrants would not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our Class A common stock or preferred stock or a combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement and any incorporated documents relating to any rights that we offer would include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for the Class A common stock, preferred stock or other securities upon the exercise of the subscription right;

●	the number of subscription rights issued to each securityholder;

●	the amount of Class A common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

●	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

●	the extent to which the subscription rights would be transferable;

●	the date on which the right to exercise the subscription rights would commence, and the date on which the subscription rights would expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with any offering of subscription rights;

●	a discussion of certain U.S. federal income tax consequences applicable to any rights offering; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we would issue under a separate agreement. We may enter into unit agreements with a unit agent. We would indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements would contain additional important terms and provisions. We would file as an exhibit to the registration statement of which this prospectus is a part, or would incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units would be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units would be issued;

●	the date, if any, on and after which the constituent securities comprising the units would be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes Motorsport Network and its pledgees, donees, transferees, assignees and others who later come to hold some or all of the Class A common stock being offered by the selling stockholder pursuant to this prospectus. We have prepared this prospectus to allow the selling stockholder to sell or otherwise dispose of, from time to time, up to 7,000,000 shares of our Class A common stock. We will not receive any proceeds from the sale of shares by the selling stockholder.

Prior to January 8, 2021, we operated as a Florida limited liability company under the name Motorsport Gaming US LLC. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc.

Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

The following table sets forth, as of the date of this prospectus, certain information regarding the beneficial ownership of our common stock by the selling stockholder and the shares of our Class A common stock being offered by the selling stockholder pursuant to this prospectus. The applicable percentage ownership of common stock is based on approximately 11,673,587 shares of Class A common stock and 7,000,000 shares of Class B common stock outstanding as of February 1, 2022. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

See the section entitled “Certain Relationships and Related Transactions” in our definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2021, which is incorporated by reference into this prospectus, for a description of material relationships between us and the selling stockholder.

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The information in the table is supplied by the selling stockholder. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

	Shares Beneficially Owned						Shares Beneficially Owned After Sale of All Class A Shares Offered Hereby by Selling Stockholder
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares	%	Shares	%	% of Total Voting Power(1)	Maximum Number of Class A Shares Offered	Shares	%	Shares	%	% of Total Voting Power(1)
Motorsport Network, LLC(2)	7,000,000	59.96%	7,000,000	100%	94.28%	7,000,000	—	—%	—	—%	—%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

(2)	Mike Zoi is the manager of Motorsport Network and has sole voting and dispositive power with respect to the shares held by Motorsport Network.

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PLAN OF DISTRIBUTION

Primary Offering

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by us under this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by us under this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities offered by us from time to time. Any agent involved in our offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by us under this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by us under this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with our sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities offered by us as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with our offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by us may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by us may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock offered by us would be listed on the Nasdaq Capital Market, but any other securities offered by us may or may not be listed on a national securities exchange. To facilitate our offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities offered by us by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if such securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities offered by us at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities by us.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Secondary Offering

The selling stockholder, including its pledgees, donees, transferees, assignees and others who later come to hold some or all of the Class A common stock being offered by the selling stockholder pursuant to this prospectus, may from time to time offer some or all of the shares of Class A common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder may sell the shares of Class A common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of Class A common stock that it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

●	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of Class A common stock for whom they may act as agent;

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●	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	ordinary brokerage transactions or transactions in which a broker solicits purchases;

●	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

●	the pledge of shares of Class A common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of Class A common stock;

●	short sales or transactions to cover short sales relating to the shares of Class A common stock;

●	one or more exchanges or over-the-counter market transactions;

●	through distribution by the selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

●	privately negotiated transactions;

●	the writing of options, whether the options are listed on an options exchange or otherwise;

●	distributions to creditors and equity holders of the selling stockholder; and

●	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may also resell all or a portion of its Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholder may enter into sale, forward-sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward-sale or derivative transactions, the third parties may sell securities covered by this prospectus or the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus, but are exchangeable for or represent beneficial interests in the Class A common stock. The third parties also may use shares received under those sale, forward-sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of Class A common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of Class A common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell securities short and redeliver securities to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Class A common stock so loaned or pledged pursuant to this prospectus or under Rule 144. Such borrower or pledgee also may transfer those shares of Class A common stock to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

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To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

●	the name of the selling stockholder and the participating broker-dealer;

●	the number of shares of Class A common stock offered;

●	the price of such Class A common stock;

●	the proceeds to the selling stockholder from the sale of such Class A common stock;

●	the names of the underwriters or agents, if any;

●	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

●	any discounts or concessions allowed or paid to dealers.

In connection with sales of Class A common stock covered hereby, the selling stockholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholder may be deemed to be an “underwriter” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the Nasdaq Capital Market in accordance with Rule 153 under the Securities Act.

We or the selling stockholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.

The selling stockholder will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Class A common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the Class A common stock. These restrictions may affect the marketability of such Class A common stock.

In order to comply with applicable securities laws of some states, the Class A common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any Class A common stock of the selling stockholder covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Snell & Wilmer L.L.P., Los Angeles, California. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Motorsport Gaming US LLC and subsidiaries as of December 31, 2020 and 2019 and for the fiscal years then ended, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their report thereon, included in Motorsport Games Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), filed with the SEC on March 24, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 11, 2021 and November 4, 2021, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 15, 2021, January 27, 2021, February 18, 2021, February 19, 2021, March 3, 2021, March 12, 2021, March 15, 2021, March 22, 2021, April 1, 2021, April 2, 2021, April 20, 2021, April 22, 2021, June 21, 2021, July 15, 2021 (other than with respect to Item 7.01 and Exhibit 99.1), August 25, 2021, September 7, 2021, January 10, 2022 and January 21, 2022;

●	the information specifically incorporated by reference in the 2020 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2021; and

●	the description of our Class A common stock set forth in our Registration Statement on Form 8-A (File No. 001-39868), filed with the SEC on January 7, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Motorsport Games Inc.

5972 NE 4th Avenue

Miami, FL 33137

Attention: Corporate Secretary

(305) 507-8799

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Up to $2,000,000 and $40,000 in shares of Class A Common Stock

and

Up to an additional $8,160,000 in shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

December 9, 2022